UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2021

Calithera Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36644	27-2366329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 Oyster Point Blvd.

Suite 200

South San Francisco, California 94080

(Address of principal executive offices) (Zip Code)

(650) 870-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	CALA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On October 18, 2021, Calithera Biosciences, Inc., or Calithera, entered into an Asset Purchase Agreement, or the APA, with Millennium Pharmaceuticals, Inc., or Millennium, a wholly owned subsidiary of Takeda Pharmaceutical Company Limited, or Takeda, pursuant to which Calithera acquired or licensed from Millennium certain technology, intellectual property and other assets related to Takeda’s small molecule programs TAK-228 and TAK-659, or the Programs.

Under the APA, Millennium will assign or cause to be assigned to Calithera certain patents and know-how solely related to the Programs and necessary for the exploitation of products containing the TAK-228 and TAK-659 compounds, as well as specified regulatory materials, agreements, materials and inventory related to the Programs. Millennium also will grant to us a license under certain other intellectual property necessary for the exploitation of such products. We will grant to Millennium a license under the intellectual property assigned by Takeda to Calithera (including intellectual property controlled by Calithera via the assigned contracts) in order for Millennium to perform its obligations under the APA, ancillary agreements executed in connection with the APA and other retained agreements and for Millennium’s internal research use.

We must use commercially reasonable efforts to develop and commercialize at least one TAK-228 product and one TAK-659 product in each of the United States, Japan and certain European countries.

Pursuant to the APA, we will pay to Millennium an upfront payment of $10.0 million in cash and will issue to Millennium shares of our Series A Convertible Preferred Stock valued at $35.0 million. Calithera will make tiered earn-out payments of high single-digits to low teens on net sales of TAK-228 products and TAK-659 products, subject to certain customary reductions. Millennium will be eligible to receive up to an aggregate of $470.0 million in clinical development, regulatory and sales milestone payments across both Programs.

The APA contains customary representations, warranties, covenants, and closing conditions. The term of the APA will continue until the expiration of our obligations to make earn-out payments, unless earlier terminated. Either party may terminate the APA in the event of an uncured material breach of the other party or in the case of insolvency of the other party.

The foregoing description of the terms of the APA is qualified in its entirety by reference to the APA, which we intend to file as an exhibit to our Annual Report on Form 10-K for the year ending December 31, 2021.

Preferred Stock Purchase Agreement

October 18, 2021, in accordance with the APA, we entered into a Preferred Stock Purchase Agreement, or the Purchase Agreement, with Millennium, pursuant to which we agreed to issue to Millennium 1,000,000 shares of our Series A Convertible Preferred Stock, or the Series A Preferred Stock, at a valuation of $2.04 per equivalent one share of Common Stock, or the Common Stock, for an aggregate deemed issue price of $35.0 million. The Series A Preferred Stock is initially convertible at the option of the holder into 17,156,863 shares of Common Stock, subject to price-based anti-dilution adjustments that if triggered would result in the issuance of additional shares of Common Stock. Calithera intends to seek stockholder approval at the next regular stockholder meeting for the issuance of the shares of Common Stock above 20% in accordance with the rules of The Nasdaq Stock Market LLC, including additional shares that may become issuable as a result of any price-based anti-dilution adjustments. The Series A Preferred Stock has the preferences, rights and limitations set forth in the Certificate of Designations, as filed with the Secretary of State of the State of Delaware, and as further described below.

Under the Purchase Agreement, Millennium has certain rights to participate in future stock issuances, to request the registration of the Common Stock upon conversion of the Series A Preferred Stock and to attend meetings of our board of directors in a non-voting observer capacity. Millennium has also agreed not to sell or otherwise transfer any of the Series A Preferred Stock (or Common Stock upon conversion thereof) for a period ending 180 days after the issuance date of the Series A Preferred Stock, subject to customary exceptions, as well as “standstill” provisions for a period of three years. If Calithera is unable to obtain stockholder approval in accordance with the rules of The Nasdaq Stock Market LLC for the conversion of all of the shares of Series A Preferred Stock to Common Stock, and as a result Millennium is unable to convert any portion of the Series A Preferred Stock to Common Stock, then Calithera and Millennium will negotiate in good faith the timing and amount per share to be paid to compensate Millennium for such inability to convert. If Calithera is able to obtain stockholder approval in accordance with the rules of The Nasdaq Stock Market LLC for the conversion of all of the shares of Series A Preferred Stock to Common Stock but Millennium is unable to convert as a result of the Accounting Cap (as defined in the Certificate of Designations filed as Exhibit 3.1 to this Current Report) any portion of the Series A Preferred Stock to Common Stock by the Outside Date (as defined in the Certificate of Designations filed as Exhibit 3.1 of this Current Report), then on each yearly anniversary thereafter, any shares of Series A Preferred Stock that remain outstanding shall automatically be converted into Common Stock at the applicable conversion ratio, in each case subject to the Accounting Cap, until such point in time as all shares of Series A Preferred Stock have been converted.

The Purchase Agreement contains customary representations, warranties, covenants, closing conditions, and indemnification in connection with the registration of the shares of Common Stock, of the parties.

The foregoing is only a brief description of the Purchase Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated by reference herein.

Item 2.02 Results of Operations and Financial Condition.

As of September 30, 2021, Calithera expects to report cash and investments of $84.5 million, or $74.5 million after the upfront cash payment to Millennium. Calithera believes its cash and investments balance is sufficient to meet its current operating plan for at least the next twelve months.

We have not yet completed our financial close process for the quarter ended September 30, 2021 and the preliminary financial information is based on a preliminary estimate of such information. This estimate is subject to change upon completion of our financial closing procedures. Calithera’s independent registered public accounting firm, Ernst & Young LLP, has not audited, reviewed or compiled this estimate and, accordingly, does not express an opinion on, or provide any other form of assurance with respect to, the preliminary estimate. This estimate is not a comprehensive statement of our financial results for the quarter ended September 30, 2021 and its actual results may differ materially from this estimate as a result of the completion of our financial closing procedures, final adjustments and other developments arising between now and the time that our financial results for this period are finalized.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K in the section titled “Preferred Stock Purchase Agreement” is incorporated by reference to this Item 3.02.

We issued and sold the Series A Preferred Stock in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act, by virtue of Section 4(a)(2) thereof. In connection with Millennium’s execution of the Purchase Agreement, Millennium represented to us that they are an “accredited investor” as defined in Regulation D of the Securities Act and that the Series A Preferred Stock to be purchased by them will be acquired solely for their own account and for investment purposes and not with a view to the future sale or distribution. The issuance and sale of the Series A Preferred Stock have not been registered under the Securities Act or the securities laws of any other jurisdiction, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 3.03 Material Modifications to Rights of Security Holders

Certificate of Designations

On October 18, 2021, in connection with the APA and the Purchase Agreement, Calithera filed a Certificate of Designations of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock with the Secretary of State of the State of Delaware, or the Certificate of Designations, designating 1,000,000 shares of Series A Preferred Stock with an original issue price of $35.00 per share, which became effective with the Secretary of State of the State of Delaware upon filing. The Series A Preferred Stock will be entitled to customary dividends and distributions when and if paid on shares of the Common Stock and will be entitled to vote on an as-converted basis on any matter presented to the stockholders of Calithera or at any meeting of stockholders, subject to certain beneficial ownership limitations. The Series A Preferred Stock will have preference over the Common Stock with respect to distribution of assets or available proceeds, as applicable, in the event of any voluntary or involuntary liquidation, dissolution or winding up of Calithera or any other deemed liquidation event.

The Series A Preferred Stock will automatically convert, subject to certain beneficial ownership limitations, on the earlier of (i) the 18-month anniversary of the date of issuance and (ii) a qualified financing, in each case, into 17,156,863 shares of Common Stock, subject to certain price-based anti-dilution adjustments. The Series A Preferred Stock is also convertible, subject to certain beneficial ownership limitations, at the option of the holder thereof, at any time prior to automatic conversion into 17,156,863 shares of Common Stock, subject to certain price-based anti-dilution adjustments. If Calithera is unable to obtain stockholder approval in accordance with the rules of The Nasdaq Stock Market LLC for the conversion of all of the shares of Series A Preferred Stock to Common Stock, and as a result Millennium is unable to convert any portion of the Series A Preferred Stock to Common Stock, then Calithera and Millennium will negotiate in good faith the timing and amount per share to be paid to compensate Millennium for such inability to convert, provided that Calithera will not be required to pay Millennium any cash for three years after the date of issuance unless Calithera has closed an equity financing of at least $80.0 million with a volume weighted average price of at least $2.04 per share then Calithera shall instead pay Millennium $2.04 per share of Series A Preferred Stock that Millennium is unable to convert. If Calithera is able to obtain stockholder approval in accordance with the rules of The Nasdaq Stock Market LLC for the conversion of all of the shares of Series A Preferred Stock to Common Stock but Millennium is unable to convert as a result of the Accounting Cap (as defined in the Certificate of Designations filed as Exhibit 3.1 to this Current Report) any portion of the Series A Preferred Stock to Common Stock by the Outside Date (as defined in the Certificate of Designations filed as Exhibit 3.1 to this Current Report), then on each yearly anniversary thereafter, any shares of Series A Preferred Stock that remain outstanding shall automatically be converted into Common Stock at the applicable conversion ratio, in each case subject to the Accounting Cap, until such point in time as all shares of Series A Preferred Stock have been converted.

Additionally, certain matters require the approval of the Series A Preferred Stock, voting as a separate class, including to (i) amend Calithera’s organizational documents in a way that has an adverse effect on the Series A Preferred Stock, (ii) create or authorize the creation of any new security, or reclassify or amend any existing security, of Calithera that are senior to, or equal in priority with, the Series A Preferred Stock, including any shares of Series A Preferred Stock, with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption or (iii) purchase or redeem, or pay or declare, any dividend or make any distribution on, any shares of capital stock of Calithera, subject to certain exceptions.

The foregoing description of the terms pertaining to the Series A Preferred Stock is not complete and is qualified in its entirety by reference to the full text of the Certificate of Designations, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

The description of the Certificate of Designations and the rights, preferences and privileges of the newly designated Series A Preferred Stock in Item 3.03 above is incorporated by reference into this Item 5.03.

Item 7.01 Regulation FD Disclosure.

Calithera held a conference call on Monday, October 18, 2021, at 5:30 pm Eastern Time to discuss the Programs and the related APA and Purchase Agreement. A copy of the press release is furnished herewith as Exhibit 99.1. Attached as Exhibit 99.2 and incorporated by reference herein is a presentation, or the Investor Presentation, that will be used by Calithera in presentations to investment professionals and other persons to describe the Programs.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of Calithera under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information of the information contained in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2.

Item 8.01 Other Events.

We are supplementing and updating certain risk factors relating to our business from that described under the heading, “Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the U.S. Securities and Exchange Commission on August 5, 2021. The updated disclosure is filed herewith as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Document

3.1	Calithera Biosciences, Inc. Certificate of Designations of Preferences, Rights and Limitations of Series A Convertible Preferred Stock.

10.1	Preferred Stock Purchase Agreement, dated as of October 18, 2021, by and between Calithera Biosciences, Inc. and Millennium Pharmaceuticals, Inc.

99.1	Press Release, dated October 18, 2021.

99.2	Investor Presentation, dated October 18, 2021.

99.3	Risk Factors

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements based upon Calithera’s current expectations. Forward-looking statements involve risks and uncertainties, and include, but are not limited to, all statements relating to the clinical development, regulatory and sales milestone payments in connection with the APA, how the shares of Series A Preferred Stock will convert into shares of Common Stock and cash and investments Calithera expects to report for the quarter ended September 30, 2021. These forward-looking statements are based upon Calithera’s current expectations. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation, risks related to changes in estimated cash position based on the completion of financial closing procedures and the review of Calithera’s financial statements, and other risks detailed in Calithera’s filings with the U.S. Securities and Exchange Commission. Calithera will continue to need additional funding and may be unable to raise capital when needed, which would force Calithera to delay, reduce or eliminate its product candidate development programs, including the Programs. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report on Form 8-K. Calithera’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 5, 2021 contains under the heading, “Risk Factors”, a more comprehensive description of these and other risks to which Calithera is subject in addition to updates described in Item 8.01 and the updated disclosure filed as Exhibit 99.3 of this Current Report on Form 8-K. Calithera expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALITHERA BIOSCIENCES, INC.

Dated: October 19, 2021

	By:	/s/ Susan M. Molineaux
Name: Susan M. Molineaux, Ph.D.
President and Chief Executive Officer